Exhibit 10.1

                             SUBSCRIPTION AGREEMENT

HUDSON HOLDING CORPORATION
525 Washington Boulevard
Suite 3600
Jersey City, NJ 07310

Gentlemen:

      I hereby apply to HUDSON HOLDING CORPORATION, a Delaware corporation (hereinafter "YOU" or "COMPANY"), to purchase Six Million Five Hundred and Eighty One Thousand Seven Hundred and Eighty Four (6,581,784) shares of your common stock (the "SHARES") in consideration of Two Million Dollars ($2,000,000).

      NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, YOU RECOGNIZE AND UNDERSTAND; COVENANT AND AGREE, THAT DUE TO THE RESTRICTIONS IMPOSED BY RULE 1017 THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.'S ("NASD") MEMBERSHIP RULES WITH RESPECT TO RESTRICTING THE TRANSFER OF A 25% OWNERSHIP OF AN NASD MEMBER WITHOUT OBTAINING ITS PRIOR WRITTEN APPROVAL, YOU SHALL NOT AT ANY TIME HOLD, DIRECTLY OR INDIRECTLY, BENEFICIALLY OWN A NUMBER OF SHARES OF OUR COMMON STOCK WHICH WOULD EXCEED 24.99% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. CONSEQUENTLY, WITHOUT NOTIFYING US IN ADVANCE AND OBTAINING OUR APPROVAL AND COOPERATING WITH US IN THE FILING OF ALL SUCH DOCUMENTATION WITH THE NASD, YOU HEREBY AGREE TO REFRAIN FROM MAKING ANY ADDITIONAL PRIVATE OR PUBLIC PURCHASES OF OUR SECURITIES. FOR THE PURPOSES OF THE IMMEDIATELY PRECEDING SENTENCE, BENEFICIAL OWNERSHIP SHALL BE DETERMINED IN ACCORDANCE WITH SECTION 13(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("34 ACT"), AND REGULATION 13D-3 THEREUNDER.

      I understand that you may at any time at your sole discretion reject this subscription. I understand that you will advise me as soon as practicable if my subscription has not been accepted or if the offering of your Shares is withdrawn. If you reject my subscription or withdraw the offering, you will promptly return to me all amounts delivered by me in payment for any Shares and this subscription agreement will have no further effect. If you reject my subscription, I will return to you any documents you have provided to me at my request for the purpose of evaluating this offering (the "OFFERING"). If you accept my subscription, you will promptly provide me with share certificates representing the Shares that I purchase in this offering.

      1. Representations of Subscriber. As an inducement to you to sell me the Shares for which I have subscribed, I hereby represent to you as follows (either in my individual capacity or as an authorized representative of an entity, as applicable), on the understanding that those representations will survive receipt (or the receipt by such entity) of the Shares:

            (1) if an individual, I am a bona fide resident of the state set forth on the last page of this agreement, over 21 years of age, and legally competent to execute this agreement; if an entity, the person executing this agreement on my behalf represents that I am duly organized under the laws of the state set forth on the last page of this agreement, I am validly existing, and I have full power and authority to execute this agreement, which will then be my legal, valid and binding agreement;

            (2) I have gone to the Securities and Exchange Commission website (www.sec.gov) and carefully reviewed the Company's Quarterly Report on Form 10-QSB, dated as of September 30, 2005, the Proxy Statement, dated as of July 1, 2005, each of the Company's Form 8-K filings made during the calendar year 2005 and the Annual Report on Form 10-KSB, as of February 28, 2005; any and all exhibits with respect to such filings, along with all of the Company's other publicly-filed and available disclosure documents (the "34 ACT FILINGS");

            (3) I have been furnished and have read all written materials provided by you relating to you, your proposed operations, the private offering of Shares (including without limitation the "RISK FACTORS", which are attached hereto as Exhibit B) and any other matters relating to this private offering (all such materials, including without limitation the 34 Act Filings, hereinafter collectively called the "OFFERING MATERIALS") which have been requested; you have answered all inquiries that I have put to you relating thereto; and I have been afforded the opportunity to obtain any additional information, to the extent you possessed such information or were able to acquire it without unreasonable effort or expense, necessary (A) to verify the accuracy of the information set forth in the Offering Materials; and (B) to evaluate the merits and risks of purchasing the Shares;

            (4) I have carefully reviewed and understand the various risks of an investment in the Shares and have made such independent investigation and evaluation of the statements made in the Offering Materials and all other written materials provided to me by you with respect to your financial condition, properties, business and prospects as I deem necessary to make an informed decision to purchase the Shares; my decision to purchase the Shares has been made on the basis of such investigation and evaluation; in making such decision I have relied exclusively on the written statements with respect to any such matters or otherwise with respect to you which are contained in the Offering Materials, and which have been independently investigated and evaluated by me;

            (5) I have completed the Confidential Prospective Purchaser Questionnaire attached hereto as Exhibit A; I confirm the statements made therein are true on the date hereof, and I acknowledge that the statements and representations made by me therein and in this agreement have been relied upon by you in offering to sell the Shares to me; I further agree to indemnify and hold harmless the Company and its respective officers, directors and stockholders, from any and all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur, by reason of any breach of any of the statements or representations made by me contained herein or therein;

            (6) I realize that I will not be able to resell readily any of the Shares purchased under this agreement because none of those Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and, therefore, those Shares can be sold only if they are subsequently registered under the Act or an exemption from registration is available;

            (7) I understand that you have the absolute right to refuse to consent to transfer or the assignment of any Shares if that transfer or assignment does not comply with applicable state and federal securities laws;

            (8) I understand that this offering is intended to be a non-public offering in accordance with section 4(2) of the Act and Regulation D promulgated under the Act ("REGULATION D"), that no aspect of this offering has been reviewed by the United States Securities and Exchange Commission or the securities regulatory authorities of any state and that none of the Offering Materials nor any other written materials furnished by you and used in connection with this offering has been reviewed by any federal or state securities regulatory bodies or authorities;

            (9) the Shares are being purchased for my own account, for investment, and not with a view to distribution or resale to others; I am not participating, directly or indirectly in an underwriting of any such distribution or other transfer; I do not now have reason to anticipate any change in my circumstances or any other particular occasion or event which would cause me to sell the Shares; I have substantial experience in making decisions of this type or am relying on my own qualified advisor in making the investment decision; and I understand that you are relying upon the truth and accuracy of this representation and warranty;

            (10) neither you nor any person acting on your behalf has made any representations to me except as contained in the Offering Materials; and in making my decision to purchase the Shares I have subscribed for, I have not relied on any representations or information other than those which I have independently investigated and verified to my satisfaction;

            (11) I understand that this subscription may be accepted or rejected, in whole or in part, by you in your sole and absolute discretion;

            (12) all the information that I heretofore furnished to you, or that is set forth in this agreement or the related Confidential Prospective Purchaser Questionnaire, with respect to my financial position and business experience is correct and complete as of the date of this agreement, and if there should be any material change in that information prior to receipt of the Shares that I subscribe for, I will immediately furnish you with revised or corrected information;

            (13) I am able to bear the substantial economic risk of an investment in the Shares and currently can afford a complete loss of that investment; my overall commitment in investments that are not readily marketable is reasonable in relation to my net worth;

            (14) if an entity, I have not been organized for the specific purpose of acquiring the Shares being offered;

            (15) I have previously been a principal of a licensed NASD broker-dealer and am well aware of the business and regulatory risks associated with being an investor in such an enterprise; and

            (16) There are no judicial or regulatory issues imposed upon me which would prevent me from entering into this transaction and carrying out its intent.

      2. Miscellaneous. (a) All notices or other communications given or made under this agreement must be in writing and be delivered by hand or mailed by registered or certified mail, postage prepaid, to myself or to you at the respective addresses set forth herein, and will be deemed to have been given or delivered on the date of the hand delivery or four days after mailing.

            (b) All matters arising under this agreement, including without limitations tort claims, are governed by the laws of the State of New Jersey, without giving effect to principles of conflicts of law.

            (c) This agreement constitutes the entire agreement between you and I with respect to the subject matter of this agreement and may be amended only by a writing executed by you and I. Neither this agreement nor any of my rights under this agreement may be transferred or otherwise assigned hereunder.

            (d) Unless this agreement is rejected, my obligations hereunder will not be terminated upon the occurrence of any event (whether by operation of law or otherwise), including, without limitation, my death, occurrence of disability, or declaration that I am incompetent, and this agreement (including the representations and warranties contained herein) will bind my successors, legal representatives, heirs, and distributees.

            (e) If requested at any time by you, I will promptly supply such information regarding myself as may be necessary for inclusion in any registration, qualification, application or other filing to be made at any time hereafter on your behalf. I shall furnish such information to you as you deem necessary to satisfy yourself that I may legally purchase the Shares.

      3. Compliance with Applicable Laws. I will not sell, assign, transfer, pledge or otherwise dispose of any of the Shares except in compliance with all conditions on transfer imposed by the Act and by "Blue Sky" or securities laws of any state, and I will be fully responsible for complying with all such conditions.

      4. Execution of Other Documents. I will execute such other documents as may be necessary to complete the transactions contemplated hereby, including, without limitation, the Confidential Prospective Purchaser Questionnaire, and I will be bound by all of the terms of any such documents and will perform all of my obligations thereunder with respect to the Shares being purchased.

      I am entering into this agreement by signing the attached "individual subscription" or "entity subscription," as applicable, on the date indicated thereon. By so doing I am agreeing to purchase the number of Shares stated thereon and am agreeing to all the terms of this subscription agreement. I am enclosing with this agreement a check payable to the order of "Hudson Holding Corporation," in full payment of my subscription.

                             INDIVIDUAL SUBSCRIPTION

                           Price Per                 Amount of Purchase
Number of Shares           Share                     Price (Check Enclosed)
-------------------        ---------                 ----------------------
6,581,784         x        $.303                     $2,000,000

Printed Name & Residence Address (Note: Business Address will NOT be accepted.)


Dated: January 10, 2006        Signature - Purchaser: /s/ Kenneth Pasternak
                                                      ---------------------
                               Social Security Number: xxx-xx-xxxx

Subscription accepted as of January 10, 2006

HUDSON HOLDING CORPORATION


By: /s/ Martin Cunningham
    ---------------------
Name: Martin Cunningham
Title: Chief Executive Officer